Aflac Incorporated 2005 Form 10-K

EXHIBIT 10.30

FOURTH AMENDMENT TO THE
AFLAC INCORPORATED EXECUTIVE DEFERRED COMPENSATION PLAN

     THIS FOURTH AMENDMENT to the Aflac Incorporated Executive Deferred Compensation Plan (the "Plan") is made on this 29th day of December, 2005, by Aflac Incorporated ("Aflac").

WITNESSETH:

     WHEREAS, Aflac has previously established the Plan for the benefit of its eligible employees and their beneficiaries;

     WHEREAS, pursuant to Plan Section 9.1, the Administrative Committee of the Aflac Incorporated Executive Deferred Compensation Plan (the "Committee") is authorized to amend the Plan; and

     WHEREAS, the American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code of 1986, and Section 409A imposes various new requirements on nonqualified deferred compensation plans, such as the Plan, generally beginning on January 1, 2005; and

     WHEREAS, the Internal Revenue Service has established certain transition rules to permit nonqualified deferred compensation plans to come into compliance with Section 409A (the "409A Transition Rules"); and

     WHEREAS, the Committee desires to amend the Plan to take advantage of certain of the 409A Transition Rules;

     NOW, THEREFORE, the Plan is hereby amended by adding thereto the following new Exhibit C:

EXHIBIT C
409A TRANSITION RULES

In accordance with Q/A-20 of IRS Notice 2005-1, through
December 31, 2005, Plan participants were permitted to cancel or reduce their deferral elections for the 2005 calendar year to the extent that they requested to do so. Any amounts subject to such cancellation or reduction were includible in the income of the cancelling participant in the 2005 calendar year.

     IN WITNESS WHEREOF, Aflac has caused this Amendment to be executed as of the date first above written.
AFLAC INCORPORATED

By:	/s/ Casey Graves

Title:	Second Vice President, Human Resources Support

EXH 10.30-1